SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017
LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into a Material Definitive Agreement.

On December 20, 2017 LCNB Corp., an Ohio corporation (“LCNB”) and Columbus First Bancorp, Inc., an Ohio corporation (“CFB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which CFB will merge with and into LCNB (the “Merger”) with LCNB as the surviving entity. Immediately following the Merger, Columbus First Bank, an Ohio state chartered bank and wholly-owned subsidiary of CFB, will merge with and into LCNB National Bank, a national bank and wholly-owned subsidiary of LCNB, with LCNB National Bank as the surviving entity (the “Bank Merger”). The Boards of Directors of LCNB and CFB have approved the Merger, Bank Merger and the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), CFB shareholders will have the right to receive 2.00 LCNB common shares, no par value (“LCNB Common Shares”), for each CFB common share, no par value (“CFB Common Shares”). Cash will be paid in lieu of fractional shares and for unexercised CFB options at closing.

The Merger Agreement also provides that, after the Effective Time, the LCNB board of directors will appoint William G. Huddle, Chairman and Chief Executive Officer of CFB and Columbus First Bank, and another CFB board member to be determined prior to the Effective Time, to the boards of LCNB and LCNB National Bank.

The Merger Agreement contains customary representations and warranties from both LCNB and CFB, and each party has agreed to customary covenants, including, among others, covenants relating to: (i) the conduct of LCNB’s and CFB’s business during the interim period between the execution of the Merger Agreement and the closing of the Merger, (ii) the obligations of each of LCNB and CFB to facilitate its shareholders’ consideration of, and voting upon, the Merger Agreement and the transactions contemplated thereby, (iii) the recommendation by the board of directors of CFB and LCNB in favor of the approval by their shareholders of the Merger Agreement and the transactions contemplated thereby, and (iv) CFB’s non-solicitation obligations relating to alternative acquisition proposals.

The Merger is expected to close in the second quarter of 2018, pending adoption of the Merger Agreement by the shareholders of LCNB and CFB, the satisfaction of various closing conditions, including the receipt of all necessary bank regulatory approvals, the effectiveness of the registration statement on Form S-4 for the LCNB Common Shares to be issued in the Merger, the accuracy of the representations and warranties of each party (subject to certain exceptions), the performance in all material respects by each party of its obligations under the Agreement, and other conditions customary for transactions of this type. The Merger Agreement contains certain termination rights for both LCNB and CFB, and further provides that, upon termination of the Merger Agreement under specified circumstances, CFB may be required to pay LCNB a termination fee of $2.5 million.

Additionally, concurrently with entering into the Merger Agreement, LCNB entered into Voting Agreements with all CFB directors pursuant to which such shareholders agreed to vote their CFB shares in favor of the Merger.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed with this Current Report on Form 8-K as Exhibit 2.1. The form of voting agreement is included as an exhibit to the Merger Agreement and is incorporated herein by reference.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of LCNB and CFB. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered to each other in connection with the execution of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding LCNB, CFB, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a Joint Proxy Statement of LCNB and CFB, as well as in the Forms 10-K, Forms 10-Q, and other filings that LCNB may make with the Securities and Exchange Commission (“SEC”).

LCNB and CFB issued a joint press release on December 21, 2017, announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Important Additional Information About the Merger

This communication is being made in respect of the proposed merger transaction between CFB and LCNB. LCNB intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of CFB and LCNB and a prospectus of LCNB, and LCNB will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of CFB and LCNB are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to LCNB Corp., 2 North Broadway, P.O. Box 59, Lebanon, Ohio 45036, Attn.: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The communication is not a substitute for the joint proxy statement/prospectus that LCNB will file with the SEC and each party will mail to its shareholders.

Proxy Solicitation

LCNB and CFB and their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of LCNB and CFB in connection with the Merger. Shareholders may obtain additional information regarding the interests of such participants and other persons who may be deemed participants by reading the joint proxy statement/prospectus when it becomes available.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. In addition to those risk factors listed in LCNB’s Annual Report on Form 10-K, the following factors could cause the actual results of LCNB’s operations to differ materially from LCNB’s expectations: (i) a failure to satisfy the conditions to closing for the Merger in a timely manner or at all; (ii) failure of the LCNB or CFB shareholders to approve the Merger; (iii) failure to obtain the necessary regulatory approvals for the proposed Merger or adverse regulatory conditions in connection with such approvals; (iv) disruption to the parties’ businesses as a result of the announcement and pendency of the transaction; and (v) difficulties related to the integration of the businesses following the Merger. LCNB does not assume any duty to update forward-looking statements.

Item 9.01   Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated December 20, 2017, by and between LCNB Corp. and Columbus First Bancorp, Inc.

99.1	Press release issued by LCNB and CFB on December 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: December 21, 2017	By:	/s/ Robert C. Haines II
Robert C. Haines II
Chief Financial Officer